                                      EXHIBIT 1

                                JOINT FILING AGREEMENT

         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

                        KKR 1996 GP LLC



                        By:/S/ PERRY GOLKIN
                           -----------------
                           Name: Perry Golkin
                           Title:  Member


                        KKR ASSOCIATES 1996 L.P.

                             By KKR 1996 GP LLC, as
                             General Partner


                             By:/S/ PERRY GOLKIN
                                -----------------
                                Name: Perry Golkin
                                Title:  Member


                        KKR 1996 FUND L.P.

                           By KKR ASSOCIATES 1996 L.P., as
                             General Partner

                             By KKR 1996 GP LLC, as
                             General Partner


                             By:/S/ PERRY GOLKIN

                                -----------------
                                Name: Perry Golkin
                                Title:  Member

                        NXS I, L.L.C.

                         By KKR 1996 FUND L.P., as
                            Member

                           By KKR ASSOCIATES 1996 L.P., as
                             General Partner

                             By KKR 1996 GP LLC, as
                             General Partner


                             By:/S/ PERRY GOLKIN
                                -----------------
                                Name: Perry Golkin
                                Title:  Member


DATED:  January 31, 1997